Exhibit 10.14

Exclusive Consulting and Services Agreement

This Exclusive Consulting and Services Agreement (this “Agreement”) is made as of April 13, 2011, in Beijing, the People’s Republic of China (the “PRC”), by and between Beijing Chukong Aipu Technology Co., Ltd., with registered address at Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing (“Party A”); and Beijing Wan’ai Internet Technology Co., Ltd., with registered address at Room 238, 2nd Floor, Minyou Hostel, Building 23, 18 An’ningzhuang East Road, Haidian District, Beijing (“Party B”).

(Party A and Party B collectively the “Parties”)

WHEREAS

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the PRC laws, having the relevant resources to provide consulting and services;

2.	Party B is a limited liability company duly incorporated and validly existing under the PRC laws; and

3.	Party A agrees to provide to Party B, and Party B agrees to accept from Party A, consulting and services.

NOW, THEREFORE, the Parties hereby agree and intend to be legally bound as follows through friendly negotiations and in the principles of equity and mutual benefit:

1.	Exclusive Consulting and Service; Sole and Exclusive Rights and Interests

During the term of this Agreement, Party A agrees to provide Party B with the consulting and services set forth under Schedule I hereto as Party B’s exclusive consulting and service provider in accordance with the terms and conditions of this Agreement.

Party B agrees to accept the consulting and services provided by Party A during the term of this Agreement. Considering the value of the consulting and services provided by Party A hereunder as well as the good cooperation between the Parties, Party B further agrees not to accept any of the consulting and services contemplated hereunder from any third party during the term of this Agreement, unless with prior written consent from Party A.

Party A will have sole and exclusive rights and interests, and Party B may not claim any right, ownership, interest or intellectual property, regarding any and all rights, ownership, interests and intellectual properties (including without limitations copyrights, patents, expertise, know-how and others) arising from performance of this Agreement which is developed (i) solely by Party A, (ii) by Party B based on Party A’s intellectual properties, and (iii) by Party A based on Party B’s intellectual properties.

Party B will ensure that any of its intellectual properties which is relied upon by Party A for development free from any encumbrance, or Party B will be held liable for any loss incurred by Party A or to indemnify Party A for damages paid by Party A to any third party arising from such encumbrance, if any.

Considering the good cooperation between the Parties, Party B undertakes to obtain prior consent from Party A if Party B intends to make any business cooperation with any third party. Party A or any of its affiliates will have preference in such business cooperation.

2.	Calculation and Payment of the Consulting and Service Fee (the “Service Fee”)

The Parties agree that the Service Fee shall be determined and paid in accordance with Schedule II hereto.

Failure to pay the Service Fee and any other expenses under this Agreement by Party B will make Party B liable for liquidated damages payable to Party A equal to 1% of any amount overdue on daily basis.

Party A has the right, at its own expenses, appoint its employee or any registered accountant of PRC or any country (“Party A’s Representative”) to review the calculation method and amount of the Service Fee by auditing the books and accounts of Party B. Party B will provide the documents, books, accounts and data at the request of Party A in connection with its audit. Except for any significant error, the amount of the Service Fee will be that determined by Party A’s Representative.

Unless otherwise agreed by the Parties, the Service Fee payable under this Agreement by Party B to Party A will have no deduction or setoff, such as banking processing fee.

Party B will, in conjunction with payment of the Service Fee, pay to Party A any out-of-pocket expenses incurred in connection with the consulting and services provided under this Agreement including, among others, any travel, transportation, printing and mailing expenses.

It is agreed by the Parties that Party A will be liable for any and all economic losses arising from this Agreement.

3.	Representations and Warranties

3.1	Each of the Parties hereby represents and warrants as follows:

3.1.1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing under the laws of the PRC;

3.1.2.	Party A’s execution and performance of this Agreement are within the scope of its corporate power and business, have received the requisite corporate power as well as necessary consent and approvals from third parties and government agency, are in no violation of any laws or contracts which Party A is subject to or bound by; and

3.1.3.	This Agreement, once executed, will constitute a legal, valid, binding and enforceable instrument of Party A.

3.2	Party B hereby represents and warrants as follows:

3.2.1.	It is a company duly incorporated and validly existing under the laws of the PRC;

3.2.2.	Its execution and performance of this Agreement are within the scope of its corporate power and business, have received the requisite corporate power as well as necessary consent and approvals from third parties and government agency, are in no violation of any laws or contracts which Party A is subject to or bound by;;

3.2.3.	This Agreement, once executed, will constitute a legal, valid, binding and enforceable instrument of Party B.

4.	Confidentiality

Each of the Parties agrees to make reasonable efforts keep in confidence any confidential information and materials (“Confidential Information”, which will be identified as confidential in writing by its provider upon provision thereof) that it is aware of or have access to. Without prior written consent of the providing Party, neither Party may disclose, give or transfer any Confidential Information to any third party (including any merger, acquisition, direct or indirect control of the supplier of Confidential Information by and third party). Upon termination of this Agreement, each of Party A and Party B shall return any document, material or software containing Confidential Information to its original owner or supplier or, with consent of the original owner or supplier, destroy such document, material or software, including deleting such Confidential Information from all memory devices and discontinuing to use such Confidential Information. Each of Party A and Party B will take necessary measures to ensure that Confidential Information will be disclosed only to the employees, representatives or advisors of Party B on as-need basis, and cause such employees, representatives or advisors to comply with the confidential obligations under this Agreement. Party A will enter into separate confidential agreement with Party B and its employees, representatives or advisors.

The restrictions provided in the preceding paragraph are not applicable to any information which (i) has been generally available upon its disclosure, (ii) becomes generally available not due to any action or omission of party A or Party B, (iii) is evidenced that it has been in possession by Party A or Party B prior to the disclosure, and (iv) is required to disclose by laws or requirements from competent government departments or stock exchanges, or is disclosed by Party A or Party B to its legal or financial advisors during its course of business.

It is agreed that This Article 4 shall survive upon amendment, termination or expiration of this Agreement.

5.	Indemnity

Unless otherwise provided under this Agreement, if Party B fails to perform all of its obligations under this Agreement or discontinues to perform its obligations under this Agreement and, in each case, fails to correct such failure or discontinuance within 30 days upon its receipt of notice from the other Party, or if any of Party B’s representations or warranties is untrue, it will constitute a breach of this Agreement.

If any of the Parties is in breach of this Agreement or any of its representations or warranties under this Agreement, the non-breaching Party may request correction of such breach by the breaching Party within 10 days upon receipt of a requesting notice in writing, take effective and prompt measures to prevent occurrence of any damages, and continue to perform this Agreement. Upon occurrence of any damages, the breaching Party will indemnify the non-breaching Party for any entitlement receivable by the non-breaching Party from its performance of this Agreement.

The breaching Party will indemnify the non-breaching Party for any expense, liability or loss (including without limitations any loss of profit, loss of interest or legal fees) incurred by the non-breaching Party due to its breach of this Agreement. The aggregate indemnity payable by the breaching Party to the non-breaching Party will be commensurate with the loss incurred due to such breach. Such indemnity will include the benefit due to the non-breaching Party from its performance of this Agreement, provided it will be exceed the reasonable expectation of each of the Parties.

Party B will be held liable for any claim arising from its failure to follow Party A’s instruction, or its inappropriate use of Party A’s intellectual properties, or its technical misconduct. Party B will immediately notify Party A of any unauthorized use of Party A’s intellectual properties to its knowledge and provide support to Party A in taking any action.

If each of the Parties is in breach of this Agreement, the amount of indemnity payable by each of them will be determined according to the level of their respective breach.

6.	Effect, Performance and Term

This Agreement shall be executed with effect as of the date first written above.

Unless early terminated by Party A, the term of this Agreement will commence as of the date hereof and expire upon expiration of the business term of Party A or any extension thereof. At the request of Party A, the Parties may extend the term of this Agreement prior to its expiration, and enter into separate exclusive consulting and service agreement or continue to perform this Agreement, in each case at the request of Party A.

7.	Termination

If Party B terminate this Agreement without cause during the term of this Agreement, it will indemnify Party A for all of the losses incurred by Party A and pay Service Fee for any service completed under this Agreement.

This Agreement is terminable by agreement of the Parties.

Upon termination of this Agreement, the rights and obligations under Articles 4 and 5 will survive.

8.	Dispute Resolution

Any and all disputes arising from or in connection with this Agreement will be firstly settled through negotiations. If no settlement is made through negotiations within 60 days from its commencement, such dispute will be submitted to Beijing Arbitration Commission (“BAC”) for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration will be conducted by three arbitrators. One arbitrator will be appointed by the claimant, one by the respondent, and the third one (the chief arbitrator) will be jointly appointed by the other two arbitrators. If the other two arbitrators fail to reach agreement upon the candidate of the chief arbitrator within 20 days upon their respective appointment, the chief arbitrator will be appointed by BAC according to its arbitration rules. The arbitration award shall be final and binding upon each of the Parties.

9.	Force Majeure

“Force Majeure Event” shall mean any event beyond the reasonable control of each of the Parties and unavoidable even if the affected Party takes reasonable care, including but not limited to governmental acts, Act of God, fires, explosion, storms, floods, earthquakes, morning and evening tides, lightning or wars; provided, however, that any shortage of creditability, funding or financing will not be deemed as an event beyond reasonable controls of the affected Party. The affected Party seeking for the exemption of any performance of this Agreement shall forthwith inform the other Party of such event and its proposed measures to make further performance.

If performance of this Agreement is delayed or interfered due to the any Force Majeure Event, the affected Party will not be held liable for such delay or interference. The affected Party shall take necessary measures to minimize or eliminate any adverse impact from the Force Majeure Event and strive to resume the performance of this Agreement so delayed or interfered. The Parties agree to use their best efforts to restore performance of this Agreement when the Force Majeure Event disappears.

10.	Notices

All notices or other correspondences given by either Party pursuant to this Agreement shall be made in writing and may be delivered in person, by registered mail, postage prepaid mail, recognized courier service or facsimile to the following addresses.

If to Party A: Beijing Chukong Aipu Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

If to Party B: Beijing Wan’ai Internet Technology Co., Ltd.

Attention:	Chen Haozhi
Address:	Room 1107, Fangdi Tower, 25 Xiaoying Road, Chaoyang District, Beijing
Phone:
Fax:

11.	Assignment

Party B may not assign any of its rights and obligations under this Agreement to any third party without prior written consent of Party A. Party A may assign any of its rights and obligations under this Agreement to any of its affiliates without consent of Party B, provided that Party B will be notified of such assignment.

12.	Severability

It is confirmed by the Parties that this Agreement represents their equal and reasonable agreements made on the basis of equity and mutual benefits. If any clause hereof is held invalid or unenforceable due to its inconsistency with the applicable laws of any jurisdiction, such clause shall be deemed invalid or unenforceable only in such jurisdiction without any effect upon any other clause of this Agreement.

13.	Amendment, Supplement

Any amendment and supplement to this Agreement shall be made in writing by the Parties. Any amendment and supplement duly executed by both Parties shall be an integral part of this Agreement and have the same effect with this Agreement.

14.	Governing Law

The execution, validity, performance and interpretation of this Agreement, and resolution of any disputes arising from or in connection with this Agreement will be governed and construed in accordance with the laws of the PRC.

15.	Counterparts

This Agreement is made in Chinese in two originals.

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Signature page of Exclusive Consulting and Services Agreement

IN WITNESS THEREOF, each Party hereto have caused this Agreement duly executed by their respective legal representative or duly authorized representative on its behalf as of the date first written above.

Party A:	Beijing Chukong Aipu Technology Co., Ltd. (company seal)
By:	/s/ CHEN Haozhi
Chairman

Party B:	Beijing Wan’ai Internet Technology Co., Ltd. (company seal)
By:	/s/ CHEN Haozhi
Director

Schedule I

Consulting and Services List

1.	Personnel support for Party B’s business

2.	Training services

3.	Product research and development services

4.	Training services for employees of relevant departments

5.	Advertising consulting services

6.	Market research, study, and consulting services

7.	New project development consulting and study services

8.	Nationwide long-, middle- and short-term market development services

9.	Public relation services

10.	Software development and research services

11.	Technical services

12.	Technical consulting and technology transfer services

13.	Sale services for own products

14.	Any other necessary services required by Party A

Schedule II

Calculation and Payment Methods of Service Fee

I	The Service Fee under this Agreement shall be equal to 10% of the total revenue of Party B each month, and shall be calculated and paid on quarterly basis.

II	The amount of the Service Fee is subject to negotiations of the Parties based on:

a.	Level of difficulty and complexity of the consulting and services;

b.	Time devoted by Party A’s employees in consulting and services;

c.	Contents of the consulting and services and its business value; and

d.	Market price of similar consulting and services.

III	If the Service Fee determining mechanism provided above is not applicable and needs adjustment in the opinion of Party A, Party B will make active and good-faith efforts to negotiate with Party A to determine the new Service Fee standards or mechanism within 10 business days upon its receipt of adjustment request from Party A in writing. If Party B fails to respond within 10 business days upon its receipt of such adjustment request, it will be deemed to have consented such adjustment. At the request of Party B, Party A will also negotiate with Party B regarding adjustment of the Service Fee.

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